RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        GREEN TREE FINANCIAL CORPORATION

         The undersigned, for the purposes of amending and restating in its entirety the Certificate of Incorporation of Green Tree Financial Corpo ration, a corporation existing under the General Corporation Law of the State of Delaware, does execute this Amended and Restated Certificate of Incorporation and does hereby certify as follows:

         1. The name of the corporation is Green Tree Financial Corporation and the name under which the corporation was originally incorporated is Green Tree Financial Corporation.

         The date of filing of its original Certificate of Incorporation with the Secretary of State was March 24, 1995.

         2. This Restated Certificate of Incorporation restates and inte grates and further amends the Certificate of Incorporation of this corporation by restating the Certificate of Incorporation in its entirety.

         3. The text of the Certificate of Incorporation as amended or supplemented here tofore is hereby restated without further amendments or changes to read as herein set forth in full:


         FIRST. The name of the corporation is Conseco Finance Corp.

         SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 100. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class.

         FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

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

         SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.

         SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fidu ciary duty as a director, except to the extent such exemption from lia bility or limitation thereof is not permitted under the General Corpora tion Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The Restated Certificate of Incorporation shall be effective on November 1, 1999.

         IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer of the corporation as of this 30 day of September, 1999.


                                 GREEN TREE FINANCIAL CORPORATION


                                 By:   /s/ Brian F. Corey
                                       -----------------------------

                                 Name:    Brian F. Corey
                                 Title:   Senior Vice President, General Counsel
                                            and Secretary

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
                            CERTIFICATE OF AMENDMENT
                                       OF
                              CONSECO FINANCE CORP.

         Conseco Finance Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

         "The Fourth Section of the Restated Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                    FOURTH: The total number of shares of stock which the
               corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Conseco Finance Corp. has caused this certificate to be signed by Karl W. Kindig, its Assistant Secretary, this 23rd day of December, 1999.

                                         CONSECO FINANCE CORP.


                                         By: /s/ Karl W. Kindig
                                             -----------------------------
                                             Karl W. Kindig
                                             Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CONSECO FINANCE CORP.

         THE UNDERSIGNED, being the President of Conseco Finance Corp., a Delaware corporation (the "Corporation"), hereby certifies that:

         FIRST: The name of the Corporation is Conseco Finance Corp.

         SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 24, 1995.

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended to include the following:

         1. "NINTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the corporation, the corporation shall not, without the affirmative vote of not less than 75% of the members of the fully constituted Board of Directors of the corporation (and in any event including the affirmative vote of all Independent Directors, as defined herein) do any of the following:

                  (i)  dissolve or liquidate; or

                  (ii) institute proceedings to be adjudicated bankrupt or
             insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

                  Notwithstanding anything to the contrary contained herein or in the corporation's by-laws, the Board of Directors shall at all times include at least one individual who is an Independent Director. An "Independent Director" shall be an individual who is not at such time, (i) a director, officer, employee or affiliate of Conseco, Inc. or any affiliate thereof or any of its subsidiaries or affiliates other than a director of the Corporation, or (ii) the beneficial owner at the time of such individual's appointment as an Independent

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

             Director or at any time thereafter while serving as an Independent Director, of more than 1,000 shares in the aggregate of all classes of common stock of Conseco, Inc., or if greater, such number of shares the value of which constitutes more than 10% of such individual's net worth, or (iii) receiving at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director more than ten percent of such individual's net income from consideration for providing services for Conseco, Inc. or any affiliate thereof other than fees received in connection with serving as an Independent Director, or (iv) a member of the immediate family of any person described in (i), (ii) or (iii) above.

             TENTH: Until such time as the Agreement dated May 11, 2000 among Conseco Finance Corp., Conseco, Inc., CIHC, Incorporated and Lehman Brothers Holdings Inc. shall be terminated in accordance with the terms thereof, the corporation shall not amend, alter, change or repeal Article Ninth or this Article Tenth without the vote of at least 75% of the members of the fully constituted Board of Directors (and in any event including the affirmative vote of all Independent Directors). Subject to the foregoing limitation, the corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation."


         FOURTH: The foregoing amendments have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.


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


         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be issued this 11th day of May, 2000.


                                           CONSECO FINANCE CORP.



                                           By:    /s/ Thomas J. Kilian
                                                  ------------------------------

                                           Name:  Thomas J. Kilian

                                           Title: President


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